UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

October 31, 2011
Date of Report (Date of earliest event reported)

ACURA PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

State of New York	1-10113	11-0853640
(State of Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

616 N. North Court, Suite 120
 Palatine, Illinois 60067
(Address of principal executive offices) (Zip Code)

(847) 705-7709
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement

On October 31, 2011, we entered into a Stipulation of Settlement (“Stipulation”) providing for the release of all claims against the Company and its named directors and officers (the “Defendants”) in the securities class action entitled Bang v. Acura Pharmaceuticals, et al., Case No. 1:10-cv-05757, for a payment of $1.5 million.  The class action is pending in the United States District Court for the Northern District of Illinois, Eastern Division. The Stipulation is subject to final approval by the court.  The Company and the individual defendants continue to deny all charges of wrongdoing or liability against them relating to this action and the Stipulation does not contain or constitute any admission or finding of wrongful conduct, acts or omissions on the part of any Defendant.  Acura expects its insurance carrier to pay the $1.5 million settlement amount.

As previously disclosed, the amended complaint alleges that the Defendants made false or misleading statements, or failed to disclose material facts in order to make statements not misleading, relating to our Acurox® with Niacin Tablets product candidate, resulting in violations of Section 10(b) of the Securities Exchange Act of 1934 (the “Exchange Act”), Rule 10b-5 under the Exchange Act and Section 20(a) of the Exchange Act.  The class action included claims for damages on behalf of those who purchased or otherwise acquired our common stock (the “Affected Securities”) during the class period of February 21, 2006 to April 22, 2010 (the “Plaintiff Class”).

In consideration of the payment of the settlement amount, the Plaintiff Class has agreed, upon final approval by the court, to dismiss the class action with prejudice and release all known and unknown claims arising out of or relating to, or in connection with the purchase or acquisition of the Affected Securities during the class period which have been or could have been asserted by the members of the Plaintiff Class.

All parties have agreed to use their best efforts to finalize the Stipulation and such other documentation as may be required or appropriate to obtain final court approval of the settlement upon the terms set forth in the Stipulation.

The foregoing description is qualified in its entirety by reference to the Stipulation, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01      Financial Statements and Exhibits

Exhibit Number	Description

10.1	Stipulation of Settlement dated October 31, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACURA PHARMACEUTICALS, INC.

By:	/s/ Peter A. Clemens
Peter A. Clemens
Senior Vice President & Chief Financial Officer

Date:     October 31, 2011

Exhibit Index

Exhibit Number	Description

10.1	Stipulation of Settlement dated October 31, 2011